EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedules of Alexander’s, Inc. and the effectiveness of Alexander’s, Inc.’s internal control over financial reporting dated February 25, 2008, appearing in the Annual Report on Form 10-K of Alexander’s, Inc. for the year ended December 31, 2007.

Deloitte & Touche LLP

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 10, 2008